Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE OSI

HORSHAM, PA, December 12, 2007 - NCO Group, Inc. (“NCO”), a global provider of business process outsourcing services, announced today that it has entered into a definitive agreement to acquire Outsourcing Solutions Inc. (“OSI”), a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services, for $325.0 million in cash. The deal, which is expected to close in the first quarter of 2008, is subject to OSI stockholder approval, certain adjustments and the satisfaction of customary closing conditions including governmental approvals.

Commenting on the acquisition, Michael J. Barrist, Chairman and Chief Executive Officer of NCO, stated, “All of us at NCO are extremely excited about the opportunity to bring these two great companies together. Over the past several years both NCO and OSI have had tremendous success in transforming our business models to better meet the diverse needs of our respective client bases. While today each of these two companies is viewed as a best in class provider, the newly combined entity will be able to offer its clients the widest array of services currently available in the accounts receivable and customer relationship management industries.”

Commenting on the acquisition, Kevin T. Keleghan, President and Chief Executive Officer of OSI, stated, “The transaction will blend the complementary capabilities and skills from both organizations resulting in enhanced client performance through expanded, global delivery options. This combination will establish an enriched culture of creativity, capable of meeting and exceeding the growing needs of even the most sophisticated client.”

NCO is a portfolio company of One Equity Partners (“OEP”), a private equity investment fund. OEP will provide NCO with a portion of the funding for the acquisition of OSI through an additional investment. NCO expects to fund the remainder of the purchase price with borrowings under its senior credit facility.

The acquisition is currently expected to be accretive to NCO’s earnings in 2008 and beyond. After the completion of the acquisition, the combined company will have over 29,000 employees operating in 10 countries.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom and Australia.

For further information:

At NCO Group, Inc.

Investor Relations

(215) 441-3000

www.ncogroup.com

Certain statements in this press release, including, without limitation, statements as to the successful completion of the acquisition, statements as to the impact from the acquisition of OSI, statements as to the companies’ or managements’ beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to complete the acquisition on the terms contemplated, or at all, risks related to the acquisition, including unknown liabilities, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to our significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to the ERP implementation, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.